UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

WCI STEEL, INC

(Exact name of registrant as specified in its charter)

Ohio	333-18019	34-1585405

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Pine Ave., S.E., Warren, Ohio	44483-6528

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 841-8302

Not Applicable

(Former name or former address, if changed since last report.)

Item 3. Bankruptcy or Receivership.

     On September 16, 2003, WCI Steel, Inc. (“WCI”) issued the press release attached hereto as Exhibit 99.1, announcing that it had filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio. On September 18, 2003, WCI issued the press release attached hereto as Exhibit 99.2 relating to approval of first day motions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 16, 2003

Exhibit 99.2	Press Release dated September 18, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI STEEL, INC. (registrant)

Date: September 23, 2003	/S/ JOHN P. JACUNSKI John P. Jacunski Vice President, Finance and Chief Financial Officer